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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    Form 8-K
                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 1998

                         FORT WAYNE NATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

    Indiana                  0-10869                35-1502812

(State or other         (Commission File           (IRS Employer
  jurisdiction               Number)             Identification No.)
of incorporation)

110 West Berry Street, Fort Wayne, Indiana  46802
(Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code: 219-426-0555
                                 Not Applicable
         (Former name or former address, if changed since last report.)

ITEM 5. OTHER EVENTS

         On January 12, 1998 Fort Wayne National Corporation, an Indiana Corporation ("Fort Wayne National"), and National City Corporation, a Delaware corporation ("National City"), and each a bank holding company registered under the Bank Holding Company Act of 1956, as amended, entered into an Agreement and Plan of Merger ("Merger Agreement") providing for the merger of Fort Wayne National into National City or a wholly owned subsidiary thereof (the "Merger"). The description of the Merger Agreement set forth in this Report is qualified in its entirety by the copy of the Merger Agreement filed herewith as Exhibit 2.1 and incorporated herein by reference. A copy of the press release issued by National City and Fort Wayne National on January 12, 1998 is attached to this Report as Exhibit 99.1 and is incorporated herein by reference.

         Pursuant to the Merger Agreement, each share of the common stock, without par value, of Fort Wayne National ("FWN Common Stock") outstanding at the effective time of the Merger (the "Effective Time") will be converted into
 .75 shares (the "Conversion Ratio") of the common stock, par value $4.00 per share, of National City ("NCC Common Stock"), plus cash in lieu of fractional shares. Additionally, each outstanding share of Fort Wayne National's Class B Series I 6% preferred convertible stock will receive one share of National City's preferred stock.

         The Merger is intended to qualify as a tax-free reorganization under
Section 368(a) of the Internal Revenue Code of 1986, as amended, and to be accounted for as a purchase. The parties currently anticipate consummating the Merger during the second quarter of 1998.


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         The Merger Agreement provides that each employee or director stock option or other right to purchase shares of FWN Common Stock outstanding at the Effective Time under the stock option and other stock-based compensation plans of Fort Wayne National (each a "FWN Plan") will be converted into a right to purchase shares of NCC Common Stock in accordance with the terms of the FWN Plan and option agreement by which it is evidenced, except that from and after the Effective Time (i) the number of shares of NCC Common Stock subject to each such FWN option shall be equal to the number of shares of FWN Common Stock subject to such option immediately before the effective time multiplied by the Conversion Ratio, and (ii) the exercise price per share of NCC Common Stock purchasable under such FWN option shall be the number specified in the FWN option divided by the Conversion Ratio.

         Consummation of the Merger is subject to various conditions, including:
(i) receipt of the requisite approval by the shareholders of Fort Wayne National of the Merger Agreement and matters related to the Merger; (ii) receipt of requisite regulatory approvals from the Board of Governors of the Federal Reserve System and other federal and state regulatory authorities; (iii) receipt of opinions as to the tax-free reorganization and purchase accounting treatment of the Merger; (iv) listing on the New York Stock Exchange of the NCC Common Stock to be issued in the Merger; and (v) satisfaction of certain other conditions.

         Among other reasons, the Merger Agreement may be terminated by Fort Wayne National if, during the 15-day period beginning on the date the Board of Governors of the Federal Reserve Board (the "FRB") approves the Merger (the "FRB Approval Date"), both (i) the average closing price of NCC Common Stock for the 20 consecutive trading days ending on the third trading day before the FRB Approval Date (the "NCC Average Price") is less than $47.40 and (ii) the number obtained by dividing the NCC Average Price by $59.25 (the closing price of NCC Common Stock on January 9, 1998) is less than the number obtained by (A) dividing the average of the closing prices of a specified index of bank stocks during the above-described 20-day period by the closing price of such index on January 9, 1998 and (B) subtracting 0.20.

         The Merger Agreement and the Merger will be submitted for approval at a meeting of the shareholders of Fort Wayne National. Before that meeting, National City will file a registration statement with the Securities and Exchange Commission registering under the Securities Act of 1933, as amended, the NCC Common Stock to be issued Fort Wayne National shareholders in the Merger and including a prospectus that will also serve as a proxy statement for the Fort Wayne National shareholders' meeting.

         Following consummation of the Merger, David A. Daberko will remain Chairman and Chief Executive Officer of National City.

         In connection with the Merger Agreement, Fort Wayne National and National City entered into the following stock option agreement, dated January 12, 1998: a Stock Option Agreement (the "FWN Option Agreement") pursuant to which Fort Wayne National granted to National City an option to purchase, under certain circumstances, up to 3,337,133 shares of FWN Common Stock at a price, subject to certain adjustments, of $41.375 (the closing price of FWN Common Stock on January 9, 1998) per share (the "FWN Option"). The descriptions of the FWN Option Agreement set forth in

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this Report is qualified in its entirety by the copy of the FWN Option Agreement filed herewith as Exhibit 2.2 and is incorporated herein by reference. The FWN Option is exercisable upon the occurrence of certain events, none of which has occurred as of the date of this Report. The FWN Option, if exercised in full, would result in National City beneficially owning, before giving effect to the exercise of the FWN Option, 19.9 percent of the number of shares of FWN Common Stock outstanding. The FWN Option was granted as a condition and inducement to National City's entry into the Merger Agreement. Under certain circumstances, Fort Wayne National may be required to repurchase the FWN Options or the shares acquired pursuant to exercise thereof.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

         (c) Exhibits

         2.1 Agreement and Plan of Merger, dated as of January 12, 1998, by and between National City Corporation and Fort Wayne National Corporation.

         2.2 Stock Option Agreement, dated as of January 12, 1998, between National City Corporation (as Grantee) and Fort Wayne National Corporation (as Issuer).

         99.1 Press Release issued by National City Corporation and Fort Wayne National Corporation on January 12, 1998.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              FORT WAYNE NATIONAL CORPORATION

Dated: January 23, 1998       By: /s/ M. James Johnston
                                   Chairman of the Board and
                                   Chief Executive Officer

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                                  EXHIBIT INDEX
                           Exhibit Number Description


         2.1 Agreement and Plan of Merger, dated as of January 12, 1998, between National City Corporation (as National City) and Fort Wayne National Corporation (as Company).
         2.2 Stock Option Agreement, dated as of January 12,1998, between National City Corporation (as Grantee) and Fort Wayne National Corporation (as Issuer).
         99.1 News Release issued by Fort Wayne National Corporation and National City Corporation, dated January 12, 1998.